UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                              ---------------------

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 4, 2009

                                 PUBLIC STORAGE
             (Exact Name of Registrant as Specified in its Charter)

          Maryland                        001-33519              95-3551121
State or Other Jurisdiction of    (Commission File Number)   (I.R.S. Employer
       Incorporation)                                        Identification No.)

701 Western Avenue, Glendale, California                      91201-2349
(Address of Principal Executive Offices)                      (Zip Code)

                                 (818) 244-8080
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

       As previously announced, on November 4, 2009, Public Storage (the "Company"), its wholly-owned subsidiary PS LPT Properties Investors ("PS LPT") and Shurgard Self Storage SCA, a Belgian company and affiliate of the Company ("Shurgard Europe"), entered into an Amendment Agreement (the "Agreement") effective as of October 31, 2009. Pursuant to the Agreement, the parties amended the terms of an outstanding loan dated March 31, 2008 from Public Storage and PS LPT to Shurgard Self Storage SCA in the amount of (euro)373,700,000. The amendments extended the maturity date to March 31, 2013 for the existing loan and increased the existing 7.5% rate of interest to 9.0% per annum (effective November 1, 2009).

       The total amount loaned by Public Storage and its affiliates to Shurgard Europe and its affiliates, (including additional loans to Shurgard Europe and its affiliates with the same interest rate, term, and covenants as the Agreement, and which were amended concurrently with the Agreement), was
(euro)391.9 million ($571.8 million at September 30, 2009).

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c)      EXHIBITS

Exhibit 10.1--Amendment Agreement dated November 4, 2009 between Public Storage, PS LPT Properties Investors, and Shurgard Self Storage SCA



                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 10, 2009

                                                   PUBLIC STORAGE

                                                   By:  /s/John Reyes
                                                       -----------------------
                                                       John Reyes
                                                       Senior Vice President &
                                                       Chief Financial Officer